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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): April 1, 2005

                           Vermont Pure Holdings, Ltd.
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               (Exact Name of Registrant as Specified in Charter)

            Delaware                  000-31797                03-0366218
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(State or other jurisdiction         (Commission              (IRS Employer
      of incorporation)              File Number)         Identification Number)

                    45 Krupp Drive, Williston, Vermont 05495
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code (802) 860-1126


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Exchange
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On April 6, 2005, Vermont Pure Holdings, Ltd. and our subsidiary Crystal Rock LLC entered into a Credit Agreement with Bank of America that provides a senior financing facility consisting of term debt, a revolving line of credit, and an acquisition line of credit. The facility refinances our prior senior facility with Webster Bank, as lead lender for its lending group. Webster Bank is participating in the new facility with Bank of America.

     Under the new Credit Agreement, we became obligated on $28,000,000 of debt in the form of a term note to refinance our previous senior term debt and revolving and acquisition lines of credit.

     Additionally, the new facility includes a $7,500,000 acquisition line of credit and a $6,000,000 revolving credit facility. At the time of closing, we drew down $2,056,000 on the revolving line of credit, which refinanced our then existing credit line.

     The term debt amortizes over a seven year period with increasing annual payments, while the lines of credit mature in three years. Upon maturity, the working capital line of credit is due and payable and the amount outstanding in the acquisition line converts to term debt which is amortized over five years. We are subject to various restrictive covenants under the agreement, and we are prohibited from entering into other debt agreements without the bank's consent.

     In an agreement dated April 1, 2005, we agreed with Webster Bank, acting as agent for its lending group, to extend the prior revolving line of credit. Under the Amended and Restated Loan and Security Agreement dated December 30, 2004 (Loan Agreement), the line of credit was set to expire April 1, 2005. The extension established a new expiration date of April 11, 2005. All of the other terms of the facility and the underlying Loan Agreement and associated loan documents, remained unchanged until we closed on the Bank of America facility. The prior facility is now completely retired.


ITEM 1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

     On April 6, 2005, we terminated our prior banking arrangement with Webster Bank, as lead lender for its lending group. The arrangement was governed by the Loan Agreement and associated documents. We chose to exercise our right to terminate the arrangement by paying off our obligations, in their entirety, under the Loan Agreement. Funds to pay off the obligations were made available by a new banking arrangement with Bank of America, as described in Item 1.01. There was no penalty for terminating the agreement early. However, early termination may affect how we have accounted for previously paid fees associated with the Loan Agreement and, as is common when a loan facility is refinanced, may result in recognition of up to $400,000 of those fees as expenses earlier than we anticipated. We are currently assessing the accounting treatment of these fees.

     In addition, we used $2,200,000 to pay, in full, our 12% subordinated debt owed to Ross Rapaport, as Trustee for certain Baker family interests, including trusts for the benefit of Peter Baker, John Baker and Joan Baker. We also used $1,400,000 to reduce the amount owed under separate subordinated notes to Henry, John, and Peter Baker. Mr. Rapaport, Mr. Henry Baker, Mr. Peter Baker, and Mr. John Baker are all directors of the Company. Joan Baker is the mother of Peter and John Baker and the wife of Henry Baker. This fully discharged our obligations under the Amended and Restated Subordinated Promissory Note dated March 5, 2003 owed to Mr. Rapaport, as Trustee. After these payments, we owe the remaining subordinated debt holders $14,000,000, in aggregate.


ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

     On April 6, 2005, Vermont Pure Holdings, Ltd. and its subsidiary entered into a Credit Agreement with Bank of America that provides a senior financing facility consisting of term debt, a revolving line of credit, and an acquisition line of credit. The facility refinances the Company's prior senior facility with Webster Bank, as lead lender for its lending group. Webster Bank is participating in the new facility with Bank of America.

     Under the new Credit Agreement, we became obligated on $28,000,000 of debt in the form of a term note to refinance our previous senior term debt and revolving and
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acquisition lines of credit.  In addition, we used $3,600,000 to pay down our
12% subordinated debt as described in Item 1.02.

     Additionally, the new facility includes a $7,500,000 acquisition line of credit and a $6,000,000 revolving credit facility. At the time of closing, we drew down $2,056,000 on the revolving line of credit, which refinanced our then existing credit line.

     The term debt amortizes over a seven year period with increasing annual payments, while the lines of credit mature in three years. Upon maturity, the working capital line of credit is due and payable and the amount outstanding in the acquisition line converts to term debt which is amortized over five years. We are subject to various restrictive covenants under the agreement, and are restricted from entering into other debt agreements without the bank's consent.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        Vermont Pure Holdings, Ltd.

                                        By: /s/ Bruce S. MacDonald
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                                            Bruce S. MacDonald
                                            Chief Financial Officer

Date: April 7, 2005